EXHIBIT 99.2
AvalonBay Communities, Inc.
For Immediate News Release
July 30, 2008
AVALONBAY COMMUNITIES, INC. ANNOUNCES
SECOND QUARTER 2008 OPERATING RESULTS
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended June 30, 2008 was $125,159,000. This resulted in Earnings per Share — diluted (“EPS”) of $1.61 for the quarter ended June 30, 2008, compared to $0.61 for the comparable period of 2007, a per share increase of 163.9%. For the six months ended June 30, 2008, EPS was $2.21 compared to $1.16 for the comparable period of 2007, a per share increase of 90.5%. These increases are primarily attributable to gains from the sale of communities and growth in income from existing and newly developed communities in 2008.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended June 30, 2008 was $97,852,000, or $1.26 per share, compared to $94,041,000, or $1.17 per share, for the comparable period of 2007. FFO per share increased 7.7%, due primarily to year over year increases in community operating performance.
FFO per share for the six months ended June 30, 2008 increased by 9.6% to $2.50 from $2.28 for the comparable period of 2007. FFO per share for the six months ended June 30, 2007 includes $0.01 related to the sale of a land parcel. Adjusting for this land sale, FFO per share increased 10.1%, driven primarily by year-over-year increases in community operating performance.
Commenting on the Company’s results, Bryce Blair, Chairman and CEO, said “In a challenging economic and capital markets environment, AVB performed well with solid portfolio performance and FFO growth of approximately 8% for the quarter. The strength of our balance sheet and the quality of our portfolio allowed us to raise $1 billion this year, better preparing us to address both future risks and opportunities. Continued solid performance allows us to raise our full year 2008 FFO guidance by $0.03 to a new range of $5.00 to $5.15.”
Operating Results for the Quarter Ended June 30, 2008 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $18,276,000, or 9.0% to $221,816,000. For Established Communities, rental revenue increased 3.7%, comprised of an increase in Average Rental Rates of 3.3% and an increase in Economic Occupancy of 0.4%. As a result, total revenue for Established Communities increased $5,321,000 to $151,795,000. Operating expenses for Established Communities decreased $233,000, or 0.5% to $46,488,000. Accordingly, Net Operating Income (“NOI”) for Established Communities increased by $5,554,000, or 5.6%, to $105,307,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the second quarter of 2007 to the second quarter of 2008:

2Q 08 Compared to 2Q 07

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
New England	3.0%	(2.3%)	5.5%	20.8%
Metro NY/NJ	2.6%	2.1%	2.8%	25.1%
Mid-Atlantic/Midwest	3.3%	(2.6%)	6.8%	17.0%
Pacific NW	6.1%	(0.8%)	8.9%	4.7%
No. California	6.7%	(0.9%)	9.6%	22.0%
So. California	1.8%	4.5%	0.8%	10.4%

Total	3.7%	(0.5%)	5.6%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

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2Q 08 vs 2Q 07
Rental Revenue Change with Concessions on a GAAP Basis	3.7%

Rental Revenue Change with Concessions on a Cash Basis	3.6%

Operating Results for the Six Months Ended June 30, 2008 Compared to the Prior Year
For the Company, including discontinued operations, total revenue increased by $37,757,000, or 9.4% to $438,003,000. For Established Communities, rental revenue increased 4.0%, comprised of an increase in Average Rental Rates of 3.7% and an increase in Economic Occupancy of 0.3%. As a result, total revenue for Established Communities increased $11,513,000 to $301,750,000, and operating expenses for Established Communities increased $1,685,000 or 1.8% to $94,130,000. Accordingly, NOI for Established Communities increased by $9,828,000 or 5.0% to $207,620,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the six months ended June 30, 2008 as compared to the six months ended June 30, 2007:

YTD 2008 Compared to YTD 2007

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
New England	3.3%	2.2%	3.4%	20.3%
Metro NY/NJ	2.9%	4.5%	2.2%	24.7%
Mid-Atlantic/Midwest	3.2%	(0.4%)	5.3%	17.2%
Pacific NW	7.0%	(0.3%)	10.0%	4.6%
No. California	7.3%	(0.8%)	10.3%	22.5%
So. California	2.5%	5.8%	1.3%	10.7%

Total	4.0%	1.8%	5.0%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Development and Redevelopment Activity
The Company completed the development of three communities during the second quarter of 2008:
•	Avalon Riverview North, located in New York, NY, is a high-rise community containing 602 apartment homes that was completed for a Total Capital Cost of $174,400,000;

•	Avalon on the Sound East, located in New Rochelle, NY, is a high-rise community containing 588 apartment homes that was completed for a Total Capital Cost of $180,500,000; and

•	Avalon at Dublin Station I, located in Dublin, CA, is a garden-style community containing 305 apartment homes that was completed for a Total Capital Cost of $85,600,000.
The Company commenced the development of Avalon Blue Hills during the second quarter of 2008. Avalon Blue Hills, located in Randolph, MA, will contain 276 apartment homes for an estimated Total Capital Cost of $46,600,000.
The Company commenced the redevelopment of three communities in the second quarter of 2008: Avalon Mountain View, located in Mountain View, CA and both phases of Avalon Symphony Woods, located in Columbia, MD. These three communities contain an aggregate of 640 apartment homes and will be completed for an estimated Total Capital Cost of $18,800,000, excluding costs incurred prior to the start of redevelopment.
Disposition Activity
During the second quarter of 2008, the Company sold four communities: Avalon Haven, located in North Haven, CT, Avalon at West Grove, located in Westmont, IL and both phases of Avalon at Foxchase, located in San Jose, CA. These four communities contain an aggregate of 924 apartment homes and were sold for an aggregate sales price of $153,650,000, a portion of which was used to repay outstanding debt related to these dispositions in the amount of $26,400,000. These dispositions resulted in a gain in accordance with GAAP of approximately $74,139,000 and an Economic Gain of approximately $70,329,000. Including the disposition of Avalon Redmond by the Fund, as discussed below, the weighted average Initial Year Market Cap Rate for these five communities was 4.9% and the Unleveraged IRR over an approximate nine-year holding period was 15.2%.
In July 2008, the Company sold two communities, Avalon Landing, located in Annapolis, MD, and Avalon Walk, located in Hamden, CT. These two communities contain 922 apartment homes and were sold for an aggregate sales price of $149,750,000. The weighted average Initial Year Market Cap Rate for these two communities was 5.5%, and the Unleveraged IRR over an approximate 14-year holding period was 15.0%.
Investment Management Fund Activity
AvalonBay Value Added Fund, L.P. (the “Fund”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%.
During the second quarter of 2008, the Company completed the redevelopment of Avalon Paseo Place, located in Fremont, CA on behalf of the Fund. This community contains 134 apartment homes and was completed for a Total Capital Cost of $5,200,000, excluding costs incurred prior to the start of redevelopment.

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

In June 2008, the Fund sold Avalon Redmond, located in Redmond, WA. Avalon Redmond contains 400 apartment homes and was sold for a sales price of $81,250,000 resulting in a gain in accordance with GAAP of $25,417,000. The Company’s share of the gain in accordance with GAAP was approximately $3,483,000 and its share of the Economic Gain was approximately $2,800,000.
Financing, Liquidity and Balance Sheet Statistics
As of June 30, 2008, the Company had no amounts outstanding under its $1,000,000,000 unsecured credit facility. At June 30, 2008, the Company had $114,329,000 in unrestricted cash and cash in escrow. The cash in escrow is available for development activity. Leverage, calculated as total debt as a percentage of Total Market Capitalization, was 32.9% at June 30, 2008. Unencumbered NOI for the six months ended June 30, 2008 was 78.3% and Interest Coverage for the second quarter of 2008 was 4.0 times.
New Financing Activity
In May 2008, the Company entered into a $330,000,000 variable rate, unsecured term loan comprised of three tranches, each representing approximately one third of the borrowing, bearing interest at LIBOR plus a spread of 1.25%. One tranche matures in each of the next three years, with the final tranche maturing in January 2011.
Also during the second quarter of 2008, the Company executed two separate seven-year, interest only mortgage loans for an aggregate borrowing of approximately $260,600,000 at a weighted average effective interest rate of approximately 5.58%. One mortgage loan for approximately $110,600,000 is secured by Avalon Crescent, located in McLean, VA. The second mortgage loan for approximately $150,000,000 is secured by Avalon Silicon Valley, located in Sunnyvale, CA.
Debt Repayment Activity
In April 2008, the Company repurchased $10,000,000 of its $150,000,000, 7.5% unsecured notes that mature in August 2009. The notes were repurchased for $10,287,500. The Company has included the excess cost paid over par, as well as the proportionate share of unamortized deferred financing costs for the notes repurchased, as a charge to earnings in the second quarter of 2008.
In June 2008, the Company repaid two loans secured by Avalon Knoll located in Germantown, MD and Avalon Landing located in Annapolis, MD. The aggregate amount of the repayment of the loans was approximately $17,207,000. The loans, which had a weighted average interest rate of 6.83% and an original maturity of June 2026, were repaid early at par. The Company has included the unamortized deferred financing costs related to these borrowings in the amount of $565,000 as a charge to earnings in the second quarter of 2008.
In July 2008, the Company repaid $146,000,000 of unsecured notes with an annual interest rate of 8.25% pursuant to their scheduled maturity.
Also in July 2008, the Company repaid the loan secured by Avalon at Fairway Hills, located in Columbia, MD. The $11,500,000 variable-rate loan, which had an original maturity of June 2026, was repaid early at par.
Third Quarter and Full Year 2008 Financial Outlook
For the third quarter of 2008, the Company expects EPS in the range of $3.36 to $3.42. Based on changes in the Company’s disposition plan, the Company expects EPS for the full year 2008 to be in the range of $7.86 to $8.07.
The Company expects Projected FFO per share in the range of $1.26 to $1.30 for the third quarter of 2008 and Projected FFO per share for the full year 2008 to be between $5.00 and $5.15.
The Company expects to release its third quarter 2008 earnings on November 5, 2008 after the market closes. The Company expects to hold a conference call on November 6, 2008 at 10:30 AM EST to discuss the third quarter 2008 results.
Other Matters
The Company will hold a conference call on July 31, 2008 at 1:00 PM EDT to review and answer questions about this release, its second quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-706-634-5877 internationally.
To hear a replay of the call, which will be available from July 31, 2008 at 3:30 PM EDT to August 7, 2008 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 46508145.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

press releases via e-mail, please submit a request through http://www.avalonbay.com/pressrelease .
About AvalonBay Communities, Inc.
As of June 30, 2008, the Company owned or held a direct or indirect ownership interest in 180 apartment communities containing 51,118 apartment homes in ten states and the District of Columbia, of which 20 communities were under construction and 10 communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information may be found on the Company’s website at the following address http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; or we may abandon development or redevelopment opportunities for which we have already incurred costs. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q.
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the third quarter and full year 2008. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 14, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 14 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings .

Copyright © 2008 AvalonBay Communities, Inc. All Rights Reserved

SECOND QUARTER 2008
Supplemental Operating and Financial Data
Avalon Danvers, located in Danvers, MA on Boston’s North Shore, contains 433 apartment homes and is expected to be completed in the third quarter of 2008 for a Total Capital Cost of $84.8 million. The community includes the renovation of an architecturally significant and historic landmark building into the community clubhouse along with 61 unique apartment homes. The community’s prominent hillside location provides excellent visibility and convenient access to I-95.
Avalon Danvers offers 1, 2 and 3 bedroom apartment homes, featuring gourmet kitchens, a washer and dryer in every home and walk-in closets. Community amenities include a full-size outdoor swimming pool, an indoor basketball court and a state-of-the-art fitness center.

SECOND QUARTER 2008
Supplemental Operating and Financial Data
Table of Contents

Company Profile
Selected Operating and Other Information	Attachment 1
Detailed Operating Information	Attachment 2
Condensed Consolidated Balance Sheets	Attachment 3

Sub-Market Profile
Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 4
Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5
Year-to-Date Revenue and Occupancy Changes (Established Communities)	Attachment 6

Development, Redevelopment, Acquisition and Disposition Profile
Summary of Development and Redevelopment Activity	Attachment 7
Development Communities	Attachment 8
Redevelopment Communities	Attachment 9
Summary of Development and Redevelopment Community Activity	Attachment 10
Future Development	Attachment 11
Unconsolidated Real Estate Investments	Attachment 12
Summary of Disposition Activity	Attachment 13

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 14
The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Attachment 1
AvalonBay Communities, Inc.
Selected Operating and Other Information
June 30, 2008
(Dollars in thousands except per share data)
(unaudited)
SELECTED OPERATING INFORMATION

	Q2	Q2		YTD	YTD
	2008	2007	% Change	2008	2007	% Change
Net income available to common stockholders	$125,159	$48,877	156.1%	$171,433	$93,221	83.9%

Per common share — basic	$1.63	$0.62	162.9%	$2.23	$1.18	89.0%
Per common share — diluted	$1.61	$0.61	163.9%	$2.21	$1.16	90.5%

Funds from Operations	$97,852	$94,041	4.1%	$193,969	$183,158	5.9%
Per common share — diluted	$1.26	$1.17	7.7%	$2.50	$2.28	9.6%

Dividends declared — common	$68,760	$67,774	1.5%	$137,457	$135,468	1.5%
Per common share	$0.8925	$0.85	5.0%	$1.785	$1.70	5.0%

Common shares outstanding	77,041,842	79,734,293	(3.4%)	77,041,842	79,734,293	(3.4%)
Outstanding operating partnership units	64,019	125,724	(49.1%)	64,019	125,724	(49.1%)

Total outstanding shares and units	77,105,861	79,860,017	(3.4%)	77,105,861	79,860,017	(3.4%)

Average shares outstanding — basic	76,753,951	79,428,056	(3.4%)	76,714,437	78,932,715	(2.8%)
Average operating partnership units outstanding	64,019	126,392	(49.3%)	64,019	135,439	(52.7%)
Effect of dilutive securities	760,647	1,093,066	(30.4%)	706,267	1,214,989	(41.9%)

Average shares outstanding — diluted	77,578,617	80,647,514	(3.8%)	77,484,723	80,283,143	(3.5%)

DEBT COMPOSITION AND MATURITIES

		% of Total	Average
		Market	Interest	Remaining
Debt Composition (1)	Amount	Cap	Rate (2)	Maturities (1)
Conventional Debt				2008	$154,547
Long-term, fixed rate	$2,403,597	23.1%		2009	$309,987
Long-term, variable rate	434,426	4.2%		2010	$347,258
Variable rate facility (3)	—	0.0%		2011	$503,507

Subtotal, Conventional	2,838,023	27.3%	5.8%	2012	$530,770

Tax-Exempt Debt
Long-term, fixed rate	168,307	1.6%
Long-term, variable rate	419,885	4.0%

Subtotal, Tax-Exempt	588,192	5.6%	3.6%

Total Debt	$3,426,215	32.9%	5.4%

(1)	Excludes debt associated with communities classified as held for sale.

(2)	Includes costs of financing such as credit enhancement fees, trustees’ fees, etc.

(3)	Represents the Company’s $1 billion unsecured credit facility, of which no amounts are drawn at June 30, 2008.
CAPITALIZED COSTS

			Non-Rev
	Cap	Cap	Capex
	Interest	Overhead	per Home

Q208	$19,159	$7,590	$42
Q108	$19,663	$7,159	$4
Q407	$20,099	$7,180	$251
Q307	$19,193	$7,008	$93
Q207	$18,393	$6,684	$38
COMMUNITY INFORMATION

		Apartment
	Communities	Homes

Current Communities	160	45,322
Development Communities	20	5,796
Development Rights	42	12,346

Attachment 2
AvalonBay Communities, Inc.
Detailed Operating Information
June 30, 2008
(Dollars in thousands except per share data)
(unaudited)

	Q2	Q2		YTD	YTD
	2008	2007	% Change	2008	2007	% Change
Revenue:
Rental and other income	$212,643	$189,436	12.3%	$418,127	$372,191	12.3%
Management, development and other fees	1,579	1,488	6.1%	3,217	2,932	9.7%

Total	214,222	190,924	12.2%	421,344	375,123	12.3%

Operating expenses:
Direct property operating expenses, excluding property taxes	48,305	44,647	8.2%	96,852	88,652	9.2%
Property taxes	19,302	18,003	7.2%	38,596	34,525	11.8%
Property management and other indirect operating expenses	10,471	8,706	20.3%	20,568	17,146	20.0%
Investments and investment management (1)	3,024	2,483	21.8%	4,743	4,508	5.2%

Total	81,102	73,839	9.8%	160,759	144,831	11.0%

Interest expense, net	(29,598)	(21,913)	35.1%	(57,258)	(44,664)	28.2%
General and administrative expense	(9,383)	(6,642)	41.3%	(17,503)	(13,422)	30.4%
Joint venture income and minority interest expense (2)	3,695	(653)	(665.8%)	3,623	(1,189)	(404.7%)
Depreciation expense	(48,450)	(41,548)	16.6%	(95,203)	(82,709)	15.1%
Gain on sale of land	—	—	—	—	545	(100.0%)

Income from continuing operations	49,384	46,329	6.6%	94,244	88,853	6.1%
Income from discontinued operations (3)	3,811	4,723	(19.3%)	7,400	8,718	(15.1%)
Gain on sale of communities	74,139	—	N/A	74,139	—	N/A

Total discontinued operations	77,950	4,723	N/A	81,539	8,718	N/A

Net income	127,334	51,052	149.4%	175,783	97,571	80.2%
Dividends attributable to preferred stock	(2,175)	(2,175)	—	(4,350)	(4,350)	—

Net income available to common stockholders	$125,159	$48,877	156.1%	$171,433	$93,221	83.9%

Net income per common share — basic	$1.63	$0.62	162.9%	$2.23	$1.18	89.0%

Net income per common share — diluted	$1.61	$0.61	163.9%	$2.21	$1.16	90.5%

(1)	Reflects costs incurred related to investment acquisition, investment management and abandoned pursuits.

(2)	Amounts for the three and six months ended June 30, 2008 include $3,483 related to the sale of an unconsolidated community.

(3)	Reflects net income for communities classified as discontinued operations as of June 30, 2008 and communities sold during the period from January 1, 2007 through June 30, 2008. The following table details income from discontinued operations for the periods shown:

	Q2	Q2	YTD	YTD
	2008	2007	2008	2007
Rental income	$7,594	$12,616	$16,659	$25,123
Operating and other expenses	(2,337)	(4,162)	(5,244)	(8,614)
Interest expense, net	(546)	(907)	(1,076)	(2,034)
Depreciation expense	(900)	(2,824)	(2,939)	(5,757)

Income from discontinued operations (4)	$3,811	$4,723	$7,400	$8,718

(4)	NOI for discontinued operations totaled $5,257 and $11,415 for the three and six months ended June 30, 2008, respectively, of which $4,021 and $7,961, respectively relate to assets classified as held for sale.

Attachment 3
AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2008	2007
Real estate	$6,440,656	$6,066,222
Less accumulated depreciation	(1,280,602)	(1,185,559)

Net operating real estate	5,160,054	4,880,663

Construction in progress, including land	957,504	947,024
Land held for development	310,296	288,423
Operating real estate assets held for sale, net	102,726	181,072

Total real estate, net	6,530,580	6,297,182

Cash and cash equivalents	7,347	20,284
Cash in escrow	106,982	188,264
Resident security deposits	30,632	29,240
Other assets (1)	246,235	201,514

Total assets	$6,921,776	$6,736,484

Unsecured notes, net	$2,163,710	$1,893,499
Unsecured facility	—	514,500
Notes payable	1,260,215	750,062
Resident security deposits	43,349	40,330
Liabilities related to assets held for sale	22,179	56,526
Other liabilities	375,499	431,761

Total liabilities	$3,864,952	$3,686,678

Minority interest	19,273	23,152
Stockholders’ equity	3,037,551	3,026,654

Total liabilities and stockholders’ equity	$6,921,776	$6,736,484

(1)	Other assets includes $3,257 and $3,569 relating to assets classified as held for sale as of June 30, 2008 and December 31, 2007, respectively.

Attachment 4
AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
June 30, 2008

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy				Rental Revenue ($000’s)(3)
		Q2 08	Q2 07	% Change	Q2 08	Q2 07	% Change		Q2 08	Q2 07	% Change
New England
Boston, MA	3,067	$2,030	$1,971	3.0%	97.1%	96.0%	1.1%		$18,141	$17,420	4.1%
Fairfield-New Haven, CT	2,284	2,090	2,045	2.2%	96.3%	96.9%	(0.6%	)	13,794	13,571	1.6%

New England Average	5,351	2,057	2,004	2.6%	96.8%	96.4%	0.4%		31,935	30,991	3.0%

Metro NY/NJ
New Jersey	2,422	2,183	2,113	3.3%	96.1%	96.1%	0.0%		15,245	14,757	3.3%
New York, NY	1,730	2,540	2,487	2.1%	97.5%	97.4%	0.1%		12,849	12,575	2.2%
Long Island, NY	1,157	2,423	2,390	1.4%	96.1%	95.7%	0.4%		8,081	7,937	1.8%

Metro NY/NJ Average	5,309	2,352	2,295	2.5%	96.6%	96.5%	0.1%		36,175	35,269	2.6%

Mid-Atlantic/Midwest
Washington Metro	5,635	1,782	1,756	1.5%	97.0%	95.2%	1.8%		29,214	28,275	3.3%
Chicago, IL	487	1,442	1,421	1.5%	95.6%	94.8%	0.8%		2,015	1,970	2.3%

Mid-Atlantic/Midwest Average	6,122	1,755	1,728	1.6%	96.9%	95.2%	1.7%		31,229	30,245	3.3%

Pacific Northwest
Seattle, WA	1,320	1,416	1,329	6.5%	95.4%	95.8%	(0.4%	)	5,351	5,042	6.1%

Pacific Northwest Average	1,320	1,416	1,329	6.5%	95.4%	95.8%	(0.4%	)	5,351	5,042	6.1%

Northern California
San Jose, CA	3,094	1,920	1,782	7.7%	96.5%	97.1%	(0.6%	)	17,202	16,055	7.1%
San Francisco, CA	1,608	2,186	2,059	6.2%	96.6%	95.9%	0.7%		10,185	9,528	6.9%
Oakland-East Bay, CA	955	1,570	1,482	5.9%	95.9%	97.3%	(1.4%	)	4,316	4,130	4.5%

Northern California Average	5,657	1,936	1,811	6.9%	96.5%	96.7%	(0.2%	)	31,703	29,713	6.7%

Southern California
Los Angeles, CA	1,198	1,710	1,658	3.1%	95.3%	95.8%	(0.5%	)	5,861	5,710	2.6%
Orange County, CA	1,174	1,484	1,455	2.0%	95.8%	95.9%	(0.1%	)	5,006	4,915	1.9%
San Diego, CA	1,058	1,479	1,460	1.3%	94.9%	95.5%	(0.6%	)	4,458	4,427	0.7%

Southern California Average	3,430	1,562	1,527	2.3%	95.3%	95.8%	(0.5%	)	15,325	15,052	1.8%

Average/Total Established	27,189	$1,928	$1,866	3.3%	96.5%	96.1%	0.4%		$151,718	$146,312	3.7%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2007 such that a comparison of 2007 to 2008 is meaningful. The number of Established Communities was adjusted during the second quarter of 2008 to reflect changes in the Company’s disposition program.

(2)	Reflects the effect of concessions amortized over the average lease term.

(3)	With concessions reflected on a cash basis, rental revenue from Established Communities increased 3.6% between years.

Attachment 5
AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
June 30, 2008

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000's)
		Q2 08	Q108	% Change	Q2 08	Q108	% Change	Q2 08	Q108	% Change
New England
Boston, MA	3,067	$2,030	$2,001	1.4%	97.1%	96.6%	0.5%	$18,141	$17,790	2.0%
Fairfield-New Haven, CT	2,284	2,090	2,061	1.4%	96.3%	96.7%	(0.4%)	13,794	13,653	1.0%

New England Average	5,351	2,057	2,027	1.5%	96.8%	96.6%	0.2%	31,935	31,443	1.6%

Metro NY/NJ
New Jersey	2,422	2,183	2,187	(0.2%)	96.1%	95.7%	0.4%	15,245	15,207	0.2%
New York, NY	1,730	2,540	2,502	1.5%	97.5%	96.6%	0.9%	12,849	12,536	2.5%
Long Island, NY	1,157	2,423	2,388	1.5%	96.1%	96.0%	0.1%	8,081	7,957	1.6%

Metro NY/NJ Average	5,309	2,352	2,332	0.9%	96.6%	96.1%	0.5%	36,175	35,700	1.3%

Mid-Atlantic/Midwest
Washington Metro	5,635	1,782	1,763	1.1%	97.0%	96.0%	1.0%	29,214	28,627	2.1%
Chicago, IL	487	1,442	1,419	1.6%	95.6%	96.9%	(1.3%)	2,015	2,010	0.2%

Mid-Atlantic/Midwest Average	6,122	1,755	1,736	1.1%	96.9%	96.1%	0.8%	31,229	30,637	1.9%

Pacific Northwest
Seattle, WA	1,320	1,416	1,400	1.1%	95.4%	95.9%	(0.5%)	5,351	5,314	0.7%

Pacific Northwest Average	1,320	1,416	1,400	1.1%	95.4%	95.9%	(0.5%)	5,351	5,314	0.7%

Northern California
San Jose, CA	3,094	1,920	1,890	1.6%	96.5%	97.0%	(0.5%)	17,202	17,020	1.1%
San Francisco, CA	1,608	2,186	2,151	1.6%	96.6%	97.3%	(0.7%)	10,185	10,095	0.9%
Oakland-East Bay, CA	955	1,570	1,560	0.6%	95.9%	97.0%	(1.1%)	4,316	4,334	(0.4%)

Northern California Average	5,657	1,936	1,909	1.4%	96.5%	97.1%	(0.6%)	31,703	31,449	0.8%

Southern California
Los Angeles, CA	1,198	1,710	1,695	0.9%	95.3%	96.8%	(1.5%)	5,861	5,892	(0.5%)
Orange County, CA	1,174	1,484	1,486	(0.1%)	95.8%	96.6%	(0.8%)	5,006	5,057	(1.0%)
San Diego, CA	1,058	1,479	1,475	0.3%	94.9%	94.3%	0.6%	4,458	4,416	1.0%

Southern California Average	3,430	1,562	1,556	0.4%	95.3%	96.0%	(0.7%)	15,325	15,365	(0.3%)

Average/Total Established	27,189	$1,928	$1,907	1.1%	96.5%	96.4%	0.1%	$151,718	$149,908	1.2%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2007 such that a comparison of 2007 to 2008 is meaningful. The number of Established Communities was adjusted during the second quarter of 2008 to reflect changes in the Company’s disposition program.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 6
AvalonBay Communities, Inc.
Year-to-Date Revenue and Occupancy Changes — Established Communities (1)
June 30, 2008

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000's)
		YTD 08	YTD 07	% Change	YTD 08	YTD 07	% Change	YTD 08	YTD 07	% Change
New England
Boston, MA	3,067	$2,016	$1,969	2.4%	96.9%	95.8%	1.1%	$35,932	$34,711	3.5%
Fairfield-New Haven, CT	2,284	2,075	2,025	2.5%	96.5%	96.0%	0.5%	27,447	26,660	3.0%

New England Average	5,351	2,041	1,992	2.5%	96.7%	95.9%	0.8%	63,379	61,371	3.3%

Metro NY/NJ
New Jersey	2,422	2,185	2,086	4.7%	95.9%	96.5%	(0.6%)	30,451	29,238	4.1%
New York, NY	1,730	2,520	2,468	2.1%	97.1%	96.5%	0.6%	25,385	24,725	2.7%
Long Island, NY	1,157	2,406	2,377	1.2%	96.0%	96.1%	(0.1%)	16,038	15,863	1.1%

Metro NY/NJ Average	5,309	2,342	2,274	3.0%	96.3%	96.4%	(0.1%)	71,874	69,826	2.9%

Mid-Atlantic/Midwest
Washington Metro	5,635	1,773	1,733	2.3%	96.5%	95.6%	0.9%	57,842	56,037	3.2%
Chicago, IL	487	1,431	1,407	1.7%	96.3%	95.1%	1.2%	4,024	3,909	2.9%

Mid-Atlantic/Midwest Average	6,122	1,746	1,708	2.2%	96.5%	95.5%	1.0%	61,866	59,946	3.2%

Pacific Northwest
Seattle, WA	1,320	1,408	1,312	7.3%	95.6%	95.9%	(0.3%)	10,665	9,968	7.0%

Pacific Northwest Average	1,320	1,408	1,312	7.3%	95.6%	95.9%	(0.3%)	10,665	9,968	7.0%

Northern California
San Jose, CA	3,094	1,905	1,760	8.2%	96.8%	97.3%	(0.5%)	34,221	31,782	7.7%
San Francisco, CA	1,608	2,168	2,042	6.2%	96.9%	95.8%	1.1%	20,280	18,908	7.3%
Oakland-East Bay, CA	955	1,565	1,467	6.7%	96.4%	97.4%	(1.0%)	8,650	8,185	5.7%

Northern California Average	5,657	1,923	1,792	7.3%	96.8%	96.8%	0.0%	63,151	58,875	7.3%

Southern California
Los Angeles, CA	1,198	1,703	1,649	3.3%	96.0%	95.5%	0.5%	11,753	11,322	3.8%
Orange County, CA	1,174	1,485	1,444	2.8%	96.2%	96.5%	(0.3%)	10,063	9,814	2.5%
San Diego, CA	1,058	1,476	1,450	1.8%	94.6%	95.5%	(0.9%)	8,874	8,794	0.9%

Southern California Average	3,430	1,559	1,518	2.7%	95.7%	95.9%	(0.2%)	30,690	29,930	2.5%

Average/Total Established	27,189	$1,917	$1,849	3.7%	96.4%	96.1%	0.3%	$301,625	$289,916	4.0%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2007 such that a comparison of 2007 to 2008 is meaningful. The number of Established Communities was adjusted during the second quarter of 2008 to reflect changes in the Company’s disposition program.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 7
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Activity (1) as of June 30, 2008

		Number	Number	Total
		of	of	Capital Cost (2)
		Communities	Homes	(millions)
Portfolio Additions:	(3)
2008 Annual Completions
Development		12	3,937	$1,019.6
Redevelopment	(4)	6	1,213	28.8

Total Additions		18	5,150	$1,048.4

2007 Annual Completions
Development		8	1,749	$440.7
Redevelopment	(4)	5	1,847	32.9

Total Additions		13	3,596	$473.6

Pipeline Activity:	(3)
Currently Under Construction
Development		20	5,796	$1,815.4
Redevelopment	(4)	10	2,626	92.2

Subtotal		30	8,422	$1,907.6

Planning
Development Rights		42	12,346	$3,653.0

Total Pipeline		72	20,768	$5,560.6

(1)	Represents activity for consolidated and unconsolidated entities.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Information represents projections and estimates.

(4)	Represents only cost of redevelopment activity, does not include original acquisition cost.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2008.

Attachment 8
AvalonBay Communities, Inc.
Development Communities as of June 30, 2008

		Percentage		Total	Schedule				Avg
		Ownership	# of	Capital					Rent			% Occ
		Upon	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	Physical	Economic
		Completion	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)	(2)	(3)	(4)	(1) (5)
									Inclusive of
									Concessions
									See Attachment #14
Under Construction:
1.	Avalon Danvers (6) Danvers, MA	100%	433	$84.8	Q4 2005	Q1 2007	Q3 2008	Q4 2008	$1,480	100.0%	95.6%	92.6%	86.0%
2.	Avalon Meydenbauer Bellevue, WA	100%	368	87.3	Q1 2006	Q1 2008	Q3 2008	Q1 2009	1,845	100.0%	64.7%	58.2%	31.3%
3.	Avalon at Lexington Hills Lexington, MA	100%	387	86.2	Q2 2006	Q2 2007	Q3 2008	Q4 2008	1,880	100.0%	92.8%	87.3%	61.6%
4.	Avalon Encino Los Angeles, CA	100%	131	61.5	Q3 2006	Q4 2008	Q4 2008	Q2 2009	2,650	N/A	N/A	N/A	N/A
5.	Avalon Warner Place (7) Canoga Park, CA	100%	210	53.9	Q4 2006	Q1 2008	Q3 2008	Q1 2009	1,830	84.3%	70.0%	56.7%	27.0%
6.	Avalon Acton (8) Acton, MA	100%	380	68.8	Q4 2006	Q4 2007	Q4 2008	Q2 2009	1,320	81.6%	77.6%	66.6%	47.0%
7.	Avalon Morningside Park (8) New York, NY	100%	295	125.5	Q1 2007	Q3 2008	Q1 2009	Q3 2009	3,640	22.0%	24.7%	3.4%	N/A
8.	Avalon White Plains White Plains, NY	100%	393	154.5	Q2 2007	Q3 2008	Q4 2009	Q2 2010	2,820	N/A	5.9%	N/A	N/A
9.	Avalon at Tinton Falls Tinton Falls, NJ	100%	216	41.2	Q2 2007	Q2 2008	Q4 2008	Q2 2009	1,860	73.6%	65.3%	53.7%	14.1%
10.	Avalon Fashion Valley San Diego, CA	100%	161	64.7	Q2 2007	Q3 2008	Q4 2008	Q2 2009	2,380	N/A	N/A	N/A	N/A
11.	Avalon Anaheim Stadium Anaheim, CA	100%	251	102.7	Q2 2007	Q4 2008	Q3 2009	Q1 2010	2,530	N/A	N/A	N/A	N/A
12.	Avalon Union City Union City, CA	100%	438	125.2	Q3 2007	Q2 2009	Q3 2009	Q1 2010	1,895	N/A	N/A	N/A	N/A
13.	Avalon at the Hingham Shipyard Hingham, MA	100%	235	52.7	Q3 2007	Q3 2008	Q1 2009	Q2 2009	2,090	8.1%	8.5%	0.4%	N/A
14.	Avalon Sharon Sharon, MA	100%	156	30.7	Q3 2007	Q2 2008	Q4 2008	Q1 2009	1,675	76.9%	82.7%	60.3%	17.5%
15.	Avalon Huntington Shelton, CT	100%	99	26.1	Q4 2007	Q4 2008	Q2 2009	Q3 2009	2,240	N/A	N/A	N/A	N/A
16.	Avalon at Mission Bay North III San Francisco, CA	100%	260	157.8	Q4 2007	Q3 2009	Q4 2009	Q2 2010	3,745	N/A	N/A	N/A	N/A
17.	Avalon Jamboree Village Irvine, CA	100%	279	78.3	Q4 2007	Q2 2009	Q4 2009	Q2 2010	2,060	N/A	N/A	N/A	N/A
18.	Avalon Fort Greene New York, NY	100%	628	320.4	Q4 2007	Q3 2009	Q3 2010	Q1 2011	3,605	N/A	N/A	N/A	N/A
19.	Avalon Charles Pond Coram, NY	100%	200	46.5	Q1 2008	Q4 2008	Q2 2009	Q4 2009	1,865	N/A	N/A	N/A	N/A
20.	Avalon Blue Hills Randolph, MA	100%	276	46.6	Q2 2008	Q2 2009	Q4 2009	Q2 2010	1,440	N/A	N/A	N/A	N/A

	Subtotal/Weighted Average		5,796	$1,815.4					$2,290

Completed this Quarter:
1.	Avalon Riverview North New York, NY	100%	602	$174.4	Q3 2005	Q3 2007	Q2 2008	Q2 2008	$2,895	100.0%	99.5%	99.2%	97.9%
2.	Avalon on the Sound East New Rochelle, NY	100%	588	180.5	Q1 2006	Q2 2007	Q2 2008	Q4 2008	2,280	100.0%	95.6%	95.2%	77.6%
3.	Avalon at Dublin Station I Dublin, CA	100%	305	85.6	Q2 2006	Q4 2007	Q2 2008	Q4 2008	1,870	100.0%	89.8%	88.9%	59.3%

	Subtotal/Weighted Average		1,495	$440.5					$2,440

	Total/Weighted Average		7,291	$2,255.9					$2,320

	Weighted Average Projected NOI as a % of Total Capital Cost (1) (9)			6.3%	Inclusive of Concessions — See Attachment #14

Asset Cost Basis, Non-Stabilized Development			Source

Capital Cost, Prior Quarter Completions		$—	Att. 8
Capital Cost, Current Completions		440.5	Att. 8
Capital Cost, Under Construction		1,815.4	Att. 8

Less: Remaining to Invest, Under Construction
Total Remaining to Invest	1,001.3		Att. 10
Capital Cost, Projected Q3 2008 Starts	(342.5)		Att. 10, Footnote 5

		(658.8)

Total Asset Cost Basis, Non-Stabilized Development		$1,597.1

Q2 2008 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $7.9 million. See Attachment #14.

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of July 25, 2008.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of July 25, 2008.

(4)	Physical occupancy based on apartment homes occupied as of July 25, 2008.

(5)	Represents Economic Occupancy for the second quarter of 2008.

(6)	Avalon Danvers experienced a fire in April 2007. The Company expects insurance proceeds will cover substantially all losses. The schedule cited above reflects delays associated with the fire.

(7)	This community was formerly known as Avalon Canoga Park.

(8)	This community is being financed in part by third-party tax-exempt debt.

(9)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2008.

Attachment 9
AvalonBay Communities, Inc.
Redevelopment Communities as of June 30, 2008

			Cost (millions)		Schedule				Avg	Number of Homes
		# of	Pre-	Total					Rent		Out of
	Percentage	Apt	Redevelopment	Capital	Acquisition /			Restabilized	Per	Completed	Service
	Ownership	Homes	Capital Cost	Cost (1)(2)	Completion	Start	Complete	Ops (2)	Home (2)	to date	@ 6/30/08
									Inclusive of
									Concessions
									See Attachment #14
Under Redevelopment:

AvalonBay
1. Avalon at AutumnWoods Fairfax, VA	100%	420	$31.2	$38.3	Q4 1996	Q3 2006	Q3 2008	Q3 2008	$1,375	420	—
2. Essex Place Peabody, MA	100%	286	23.7	34.5	Q3 2004	Q3 2007	Q2 2009	Q4 2009	1,275	106	21
3. Avalon Redmond Place Redmond, WA	100%	222	26.3	31.3	Q3 1999	Q3 2007	Q4 2008	Q2 2009	1,505	200	11
4. Avalon Woodland Hills Woodland Hills, CA	100%	663	72.1	109.3	Q4 1997	Q4 2007	Q1 2010	Q3 2010	1,960	140	39
5. Avalon at Diamond Heights San Francisco, CA	100%	154	25.3	30.2	Q2 1994	Q4 2007	Q4 2010	Q2 2011	2,440	31	7
6. Avalon Symphony Woods I Columbia, MD	100%	176	9.4	14.0	Q4 1986	Q2 2008	Q3 2009	Q1 2010	1,460	35	8
7. Avalon Symphony Woods II Columbia, MD	100%	216	36.4	42.4	Q4 2006	Q2 2008	Q3 2009	Q1 2010	1,400	29	7
8. Avalon Mountain View Mountain View, CA	88%	248	24.1	32.3	Q4 1986	Q2 2008	Q3 2009	Q1 2010	2,185	24	17

Subtotal		2,385	$248.5	$332.3					$1,700	985	110

Investment Management Fund (The “Fund”)
1. Avalon Cedar Place Columbia, MD	15%	156	$21.0	$25.0	Q4 2006	Q3 2007	Q4 2008	Q2 2009	$1,255	113	12
2. South Hills Apartments West Covina, CA	15%	85	20.9	25.3	Q3 2007	Q1 2008	Q3 2008	Q3 2008	1,935	85	—

Subtotal		241	$41.9	$50.3					$1,495	198	12

Total/Weighted Average		2,626	$290.4	$382.6					$1,680	1,183	122

Completed this Quarter:
Investment Management Fund (The “Fund”)
1. Avalon Paseo Place Fremont, CA	15%	134	$19.8	$25.0	Q4 2005	Q2 2007	Q2 2008	Q2 2008	$1,520	134	—

Grand Total/Weighted Average		2,760	$310.2	$407.6					$1,675	1,317	122

Weighted Average Projected NOI as a % of Total Capital Cost (2)				10.1%	Inclusive of Concessions — See Attachment #14

(1)	Inclusive of acquisition cost.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2008.

Attachment 10
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of June 30, 2008
(Dollars in Thousands)

DEVELOPMENT (2)

	Apt Homes	Total Capital	Cost of Homes		Construction in
	Completed &	Cost Invested	Completed &	Remaining to	Progress at
	Occupied	During Period (3)	Occupied (4)	Invest (5)	Period End (6)
Total - 2006 Actual	1,527	$652,828	$311,155	$919,358	$626,034

2007 Actual:
Quarter 1	464	$167,109	$106,100	$908,630	$673,945
Quarter 2	724	240,036	165,064	974,266	798,358
Quarter 3	774	220,762	214,732	1,334,784	792,320
Quarter 4	578	338,951	178,371	1,038,879	924,761

Total - 2007 Actual	2,540	$966,858	$664,267

2008 Projected:
Quarter 1 (Actual)	676	$179,408	$180,366	$857,491	$925,736
Quarter 2 (Actual)	948	178,794	226,235	1,001,288	912,290
Quarter 3 (Projected)	824	231,334	202,456	769,954	844,788
Quarter 4 (Projected)	590	175,401	192,993	594,554	800,535

Total - 2008 Projected	3,038	$764,937	$802,050

REDEVELOPMENT

		Total Capital		Reconstruction in
	Avg Homes	Cost Invested	Remaining to	Progress at
	Out of Service	During Period (3)	Invest (5)	Period End (6)
Total - 2006 Actual		$15,543	$14,991	$17,602

2007 Actual:
Quarter 1	63	$3,332	$21,704	$14,538
Quarter 2	105	3,014	24,290	16,403
Quarter 3	97	3,896	61,583	16,182
Quarter 4	77	8,370	69,136	30,683

Total - 2007 Actual		$18,612

2008 Projected:
Quarter 1 (Actual)	112	$6,433	$65,666	$37,761
Quarter 2 (Actual)	160	11,266	75,362	46,265
Quarter 3 (Projected)	111	13,938	61,424	23,809
Quarter 4 (Projected)	76	13,980	47,445	30,030

Total - 2008 Projected		$45,617

(1)	Data is presented for all communities currently under development or redevelopment and those communities for which development or redevelopment is expected to begin within the next 90 days.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as minority interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents projected Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under development or redevelopment and those for which development or redevelopment is expected to begin within the next 90 days. Remaining to invest for Q2 2008 includes $342.5 million attributed to three anticipated Q3 2008 development starts and $20.9 million related to two anticipated Q3 2008 redevelopment starts.

(6)	Represents period end balance of construction or reconstruction costs. Amount for Q2 2008 includes $1.1 million related to two unconsolidated investments in the Fund.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2008.

Attachment 11
AvalonBay Communities, Inc.
Future Development as of June 30, 2008
DEVELOPMENT RIGHTS (1)

		Estimated	Total
		Number	Capital Cost (1)
Location of Development Right		of Homes	(millions)
1.	Walnut Creek, CA	422	$151
2.	Bellevue, WA	396	130
3.	Northborough, MA	350	61
4.	Los Angeles, CA	278	122
5.	Norwalk, CT	311	89
6.	North Bergen, NJ	164	48
7.	Chicago, IL Phase I	491	173
8.	Rockville Centre, NY	349	129
9.	Shelton, CT	251	66
10.	Andover, MA	115	21
11.	Wilton, CT	100	24
12.	New York, NY	681	307
13.	Seattle, WA	204	65
14.	West Long Branch, NJ	180	34
15.	Plymouth, MA Phase II	92	22
16.	Seattle, WA II	234	76
17.	Wood-Ridge, NJ	354	90
18.	Cohasset, MA	200	38
19.	Greenburgh, NY Phase II	444	112
20.	Kirkland, WA Phase II	189	60
21.	Canoga Park, CA	299	85
22.	North Andover, MA	526	98
23.	Wheaton, MD	320	74
24.	Stratford, CT	146	23
25.	Concord, MA	150	38
26.	Brooklyn, NY	825	443
27.	Camarillo, CA	309	66
28.	Garden City, NY	160	58
29.	Irvine, CA Phase II	179	57
30.	Dublin, CA Phase II	405	126
31.	Rockville, MD	240	62
32.	Tysons Corner, VA	439	121
33.	San Francisco, CA	173	51
34.	Alexandria, VA	237	61
35.	Oyster Bay, NY	150	42
36.	Hackensack, NJ	230	56
37.	Highland Park, NJ	119	36
38.	Yaphank, NY	343	57
39.	Roselle Park, NJ	262	54
40.	Milford, CT	284	45
41.	Gaithersburg, MD	254	41
42.	Chicago, IL Phase II	491	141

	Total	12,346	$3,653

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2008.

Attachment 12
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments as of June 30, 2008
(Dollars in Thousands)

					AVB					AVB’s
			# of	Total	Book	Outstanding Debt				Share
	Unconsolidated	Percentage	Apt	Capital	Value			Interest	Maturity	of Partnership
	Real Estate Investments	Ownership	Homes	Cost (1)	Investment (2)	Amount	Type	Rate	Date	Debt (3)
AvalonBay Value Added Fund, LP
1.	Avalon at Redondo Beach	N/A	105	$24,447	N/A	$21,033	Fixed	4.87%	Oct 2011	$3,197
	Los Angeles, CA
2.	Avalon Lakeside	N/A	204	18,098	N/A	12,056	Fixed	5.74%	Mar 2012	1,833
	Chicago, IL
3.	Avalon Columbia	N/A	170	29,258	N/A	22,275	Fixed	5.48%	Apr 2012	3,386
	Baltimore, MD
4.	Avalon Sunset	N/A	82	20,818	N/A	12,750	Fixed	5.41%	Feb 2014	1,938
	Los Angeles, CA
5.	Avalon at Poplar Creek	N/A	196	27,910	N/A	16,500	Fixed	4.83%	Oct 2012	2,508
	Chicago, IL
6.	Avalon at Civic Center (4)	N/A	192	42,755	N/A	23,805	Fixed	5.29%	Aug 2013	3,618
	Norwalk, CA
7.	Avalon Paseo Place	N/A	134	24,868	N/A	11,800	Fixed	5.74%	Nov 2013	1,794
	Fremont, CA
8.	Avalon at Yerba Buena	N/A	160	66,786	N/A	41,500	Fixed	5.88%	Mar 2014	6,308
	San Francisco, CA
9.	Avalon at Aberdeen Station	N/A	290	58,219	N/A	39,842	Fixed	5.64%	Sep 2013	6,056
	Aberdeen, NJ
10.	The Springs	N/A	320	47,655	N/A	26,000	Fixed	6.06%	Oct 2014	3,952
	Corona, CA
11.	The Covington	N/A	256	33,102	N/A	17,243	Fixed	5.43%	Jan 2014	2,621
	Lombard, IL
12.	Avalon Cedar Place	N/A	156	23,339	N/A	12,000	Fixed	5.68%	Feb 2014	1,824
	Columbia, MD
13.	Avalon Centerpoint	N/A	392	79,062	N/A	45,000	Fixed	5.74%	Dec 2013	6,840
	Baltimore, MD
14.	Middlesex Crossing	N/A	252	37,810	N/A	24,100	Fixed	5.49%	Dec 2013	3,663
	Billerica, MA
15.	Avalon Crystal Hill	N/A	168	38,225	N/A	24,500	Fixed	5.43%	Dec 2013	3,724
	Ponoma, NY
16.	Skyway Terrace	N/A	348	74,694	N/A	37,500	Fixed	6.11%	Mar 2014	5,700
	San Jose, CA
17.	Avalon Rutherford Station	N/A	108	36,562	N/A	20,520	Fixed	6.13%	Sep 2016	3,119
	East Rutherford, NJ
18.	South Hills Apartments	N/A	85	24,473	N/A	11,762	Fixed	5.92%	Dec 2013	1,788
	West Covina, CA
19.	Colonial Towers/South Shore Manor	N/A	211	21,907	N/A	13,455	Fixed	5.12%	Mar 2015	2,045
	Weymouth, MA

		15.2%	3,829	$729,988	$116,292	$433,641				$65,914

Other Operating Joint Ventures
1.	Avalon Chrystie Place I (5)	20.0%	361	128,951	23,472	117,000	Variable	1.43%	Nov 2036	23,400
	New York, NY
2.	Avalon at Mission Bay North II (5)	25.0%	313	123,729	29,794	105,000	Fixed	6.02%	Dec 2015	26,250
	San Francisco, CA
3.	Avalon Del Rey	30.0%	309	70,002	19,036	40,845	Variable	3.89%	Sep 2009	12,254
	Los Angeles, CA
Other Development Joint Ventures
1.	Aria at Hathorne (6) (7)	50.0%	64	N/A	5,175	5,030	Variable	4.63%	Jun 2010	$2,515
	Danvers, MA

			1,047	$322,682	$77,477	$267,875				$64,419

			4,876	$1,052,670	$193,769	$701,516				$130,333

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	These unconsolidated real estate investments are accounted for under the equity method of accounting. AVB Book Value Investment represents the Company’s recorded equity investment plus the Company’s pro rata share of outstanding debt.

(3)	The Company has not guaranteed the debt of its unconsolidated investees and bears no responsibility for the repayment, other than the construction completion and related financing guarantee for Avalon Chrystie Place I associated with the construction completion and occupancy certificate.

(4)	This community’s debt is a combination of two separate fixed rate loans which both mature in August 2013. The first loan totals $18,154 at a 5.04% interest rate and was assumed by the Fund upon purchase of this community. The second loan was procured in connection with the acquisition in the amount of $5,652 at a 6.08% interest rate. The rate listed in the table above represents a weighted average interest rate.

(5)	After the venture makes certain threshold distributions to the third-party partner, the Company generally receives 50% of all further distributions.

(6)	The Company has contributed land at a stepped up basis as its only capital contribution to this development. The Company is not guaranteeing the construction or acquisition loans, nor is it responsible for any cost over runs until certain thresholds are satisfied. The outstanding debt consists of two separate variable rate loans at a 4.625% interest rate. The first loan totals $2,915 and the second loan totals $2,115.

(7)	After the venture makes certain threshold distributions to the Company, AVB receives 50% of all further distributions.

Attachment 13
AvalonBay Communities, Inc.
Summary of Disposition Activity (1) as of June 30, 2008
(Dollars in thousands)

	Weighted			Accumulated		Weighted Average
Number of	Average	Gross Sales		Depreciation	Economic	Initial Year	Weighted Average
Communities Sold	Holding Period (2)	Price	GAAP Gain	and Other	Gain (3)	Mkt. Cap Rate (2) (3)	Unleveraged IRR (2) (3)
1998:
9 Communities		$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities		$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities		$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities		$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community		$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel (4)		$460,600	$184,438	$52,613	$131,825	6.3%	15.3%

2004:
5 Communities, 1 Land Parcel		$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
7 Communities, 1 Office Building, 3 Land Parcels (5)		$382,720	$199,766	$14,929	$184,838	3.8%	18.0%

2006:
4 Communities, 3 Land Parcels (6)		$281,485	$117,539	$21,699	$95,840	4.6%	15.2%

2007:
5 Communities, 1 Land Parcel (7)		$273,896	$163,352	$17,588	$145,764	4.6%	17.8%

2008:
5 Communities (8)		$234,900	$77,622	$4,493	$73,129	4.9%	15.2%

1998 - 2008 Total	6.8	$2,853,917	$1,090,029	$216,577	$873,453	5.8%	15.7%

(1)	Activity excludes dispositions to joint venture entities in which the Company retains an economic interest.

(2)	For purposes of this attachment, land sales and the disposition of an office building are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.

(3)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.

(5)	2005 GAAP gain includes the recovery of an impairment loss of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined to be planned for disposition.

(6)	2006 GAAP gain, for purposes of this attachment, includes $6,609 related to the sale of a community in which the Company held a 25% equity interest.

(7)	2007 GAAP gain, for purposes of this attachment, includes $56,320 related to the sale of a partnership interest in which the Company held a 50% equity interest.

(8)	2008 GAAP gain, for purposes of this attachment, includes $3,483 related to the sale of community held by the Fund in which the Company holds a 15.2% equity interest.

Attachment 14
AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2008	2007	2008	2007 (1)
Net income	$127,334	$51,052	$175,783	$97,571
Dividends attributable to preferred stock	(2,175)	(2,175)	(4,350)	(4,350)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	50,258	45,080	100,044	89,765
Minority interest, including discontinued operations	57	84	114	172
Gain on sale of unconsolidated entities holding previously depreciated real estate assets	(3,483)	—	(3,483)	—
Gain on sale of previously depreciated real estate assets	(74,139)	—	(74,139)	—

FFO attributable to common stockholders	$97,852	$94,041	$193,969	$183,158

Average shares outstanding — diluted	77,578,617	80,647,514	77,484,723	80,283,143
EPS — diluted	$1.61	$0.61	$2.21	$1.16

FFO per common share — diluted	$1.26	$1.17	$2.50	$2.28

(1)	FFO per common share — diluted includes $0.01 for the six months ended June 30, 2007 related to the sale of a land parcel.

Attachment 14 (continued)
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the third quarter and full year 2008 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q3 08	$3.36	$3.42
Projected depreciation (real estate related)	0.66	0.68
Projected gain on sale of operating communities	(2.76)	(2.80)

Projected FFO per share (diluted) — Q3 08	$1.26	$1.30

Projected EPS (diluted) — Full Year 2008	$7.86	$8.07
Projected depreciation (real estate related)	2.60	2.64
Projected gain on sale of operating communities	(5.46)	(5.56)

Projected FFO per share (diluted) — Full Year 2008	$5.00	$5.15

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management, net interest expense, general and administrative expense, joint venture income, minority interest expense, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Attachment 14 (continued)
A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2008	2007	2008	2007
Net income	$127,334	$51,052	$175,783	$97,571
Indirect operating expenses, net of corporate income	8,893	7,218	17,350	14,214
Investments and investment management	3,024	2,483	4,743	4,508
Interest expense, net	29,598	21,913	57,258	44,664
General and administrative expense	9,383	6,642	17,503	13,422
Joint venture income and minority interest	(3,695)	653	(3,623)	1,189
Depreciation expense	48,450	41,548	95,203	82,709
Gain on sale of real estate assets	(74,139)	—	(74,139)	(545)
Income from discontinued operations	(3,811)	(4,723)	(7,400)	(8,718)

NOI from continuing operations	$145,037	$126,786	$282,678	$249,014

Established:
New England	$21,233	$20,127	$41,130	$39,765
Metro NY/NJ	25,265	24,581	49,531	48,474
Mid-Atlantic/Midwest	20,250	18,968	39,874	37,868
Pacific NW	3,904	3,585	7,727	7,025
No. California	23,592	21,518	47,189	42,783
So. California	11,063	10,974	22,169	21,877

Total Established	105,307	99,753	207,620	197,792

Other Stabilized	20,449	16,521	40,179	29,776
Development/Redevelopment	19,281	10,512	34,879	21,446

NOI from continuing operations	$145,037	$126,786	$282,678	$249,014

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2007 through June 30, 2008). A reconciliation of NOI from communities sold or classified as discontinued operations to net income for these communities is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2008	2007	2008	2007
Income from discontinued operations	$3,811	$4,723	$7,400	$8,718
Interest expense, net	546	907	1,076	2,034
Depreciation expense	900	2,824	2,939	5,757

NOI from discontinued operations	$5,257	$8,454	$11,415	$16,509

NOI from assets sold	$1,236	$4,840	$3,454	$9,231
NOI from assets held for sale	4,021	3,614	7,961	7,278

NOI from discontinued operations	$5,257	$8,454	$11,415	$16,509

Attachment 14 (continued)
Projected NOI, as used within this release for certain Development and Redevelopment Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development and Redevelopment Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and Market Rents, as defined below, for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the development and redevelopment communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the Development and Redevelopment Communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development or redevelopment is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.
A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2008	2007	2008	2007
Rental revenue (GAAP basis)	$151,718	$146,312	$301,625	$289,916
Concessions amortized	1,378	1,279	2,706	2,592
Concessions granted	(1,944)	(1,671)	(3,077)	(2,976)

Rental revenue (with concessions on a cash basis)	$151,152	$145,920	$301,254	$289,532

% change — GAAP revenue		3.7%		4.0%
% change — cash revenue		3.6%		4.0%

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP for both the six months ended June 30, 2008 as well as prior years’ activities is presented on Attachment 13.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income before interest income and expense, income taxes, depreciation and amortization.

Attachment 14 (continued)
A reconciliation of EBITDA and a calculation of Interest Coverage for the second quarter of 2008 are as follows (dollars in thousands):

Net income	$127,334
Interest expense, net	29,598
Interest expense (discontinued operations)	546
Depreciation expense	48,450
Depreciation expense (discontinued operations)	900

EBITDA	$206,828

EBITDA from continuing operations	$127,432
EBITDA from discontinued operations	79,396

EBITDA	$206,828

EBITDA from continuing operations	$127,432

Interest expense, net	29,598
Dividends attributable to preferred stock	2,175

Interest charges	31,773

Interest coverage	4.0

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For Redevelopment Communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction as presented on Attachment 12, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community.
Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or

Attachment 14 (continued)
redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Leverage is calculated by the Company as total debt as a percentage of Total Market Capitalization. Total Market Capitalization represents the aggregate of the market value of the Company’s common stock, the market value of the Company’s operating partnership units outstanding (based on the market value of the Company’s common stock), the liquidation preference of the Company’s preferred stock and the outstanding principal balance of the Company’s debt. Management believes that Leverage can be one useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common stock trades. Changes in Leverage also can influence changes in per share results. A calculation of Leverage as of June 30, 2008 is as follows (dollars in thousands):

Total debt	$3,426,215

Common stock	6,869,051
Preferred stock	100,000
Operating partnership units	5,708
Total debt	3,426,215

Total market capitalization	10,400,974

Debt as % of capitalization	32.9%

Because Leverage changes with fluctuations in the Company’s stock price, which occur regularly, the Company’s Leverage may change even when the Company’s earnings, interest and debt levels remain stable. Investors should also note that the net realizable value of the Company’s assets in liquidation is not easily determinable and may differ substantially from the Company’s Total Market Capitalization.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the six months ended June 30, 2008, for assets owned at June 30, 2008, is as follows (dollars in thousands):

NOI for Established Communities	$207,620
NOI for Other Stabilized Communities	40,179
NOI for Development/Redevelopment Communities	34,879
NOI for discontinued operations	11,415

Total NOI generated by real estate assets	294,093
NOI on encumbered assets	63,917

NOI on unencumbered assets	230,176

Unencumbered NOI	78.3%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2008, Established Communities are consolidated communities that have Stabilized Operations as of January 1, 2007 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.

Attachment 14 (continued)
Development Communities are communities that are under construction and for which a final certificate of occupancy has not been received. These communities may be partially complete and operating.
Redevelopment Communities are communities where substantial redevelopment is in progress or is planned to begin during the current year. For wholly-owned communities, redevelopment is considered substantial when capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s acquisition cost. The definition of substantial redevelopment may differ for communities that are not wholly-owned.
Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.
Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.
Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.
Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.
Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.
Development Rights are development opportunities in the early phase of the development process for which the Company either has an option to acquire land or enter into a leasehold interest, for which the Company is the buyer under a long-term conditional contract to purchase land or where the Company owns land to develop a new community. The Company capitalizes related predevelopment costs incurred in pursuit of new developments for which future development is probable.